UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9 , 2010

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A Suite 106, Omaha, Nebraska, 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 9, 2010, Bond Laboratories, Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation to increase the number of authorized shares of its Common Stock from 75.0 million to 150.0 million (the "Amendment"). The Amendment was approved by a majority of the Company's shareholders entitled to vote, at the Company's Annual Meeting of shareholders held on August 26, 2010. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. The effective date of the Amendment is September 9, 2010.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   September 10, 2010
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Amendment, dated September 9, 2010.